Exhibit 10.22

Contract No. [   ]

Purchase Agreement

for

Building Property for Industrial Usage Located in “National Geographic Information Technology Industry Park”

Seller (Party A): National Geographic Information Technology Industry Park Group Co., Ltd.

Purchaser (Party B): AutoNavi Software Co., Ltd.

Purchase Agreement

for

Building Property for Industrial Usage Located in “National Geographic Information Technology Industry Park”

Seller (Party A): National Geographic Information Technology Industry Park Group Co., Ltd.

Postal Address: Room 2020, 1st Floor, Airport East Road 2, Guomen Business District, Shunyi District, Beijing

Registration Number of Business License: 110000013464847

Legal Representative: Cai Bo

Authorized Representative: Chen Jun

Tel: 010-65538502

Purchaser (Party B): AutoNavi Software Co., Ltd.

[Representative][The Person in Charge]:Hou Jun, Nationality: Chinese

[Registration Number of Business License]:110000003277298

Postal Address: 16th Floor, Building A, Focus Square, 6 East Futong Avenue, Wangjing, Chaoyang District

Authorized Representative: Gao Jie

Tel/Mobile: 84107100/13901363555

In accordance with the Contract Law of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China, Beijing Administrative Measures on the Transfer of Real Estate, and other relevant laws and regulations, as well as based on the principles of equality, willingness and fairness, Party A and Party B herein reach the following agreement in regards to Party B’s purchase of the building property for industrial usage located in “National Geographic Information Technology Industry Park” (“Geographic Information Park”) which is constructed and developed by Party A:

1.              Basic Information of the Project

1.1       Basic Information of the Project

Geographic Information Park is the first national-level geographic information technology industry park built jointly by Ministry of Land and Resources of People’s Republic of China, Beijing Municipal Government, National Administration of Surveying, Mapping and Geo-information, Shunyi District Government, and National Geographic Information Technology Industry Park Group Co., Ltd. Geographic Information Park is located 1500 meters away from the east of Terminal 3 of Beijing Capital International Airport (the location of Geographic Information Park is provided in Annex 1).

1.2       Nature of the Usage of Land

The land occupied by the building property of Geographic Information Park is used for scientific research and design, and the usage term is 50 years.

2.              Preferential Policy

2.1       According to the agreement signed between National Administration of Surveying, Mapping and Geo-information and Beijing Shunyi District People’s Government, the enterprises in park are entitled to enjoy various preferential policies, the same as those are granted to the high-tech enterprises by Beijing Zhongguancun Science Park and Shunyi District Government.

2.2       The preferential unit price of building property of Geographic Information Park to be purchased by the first-batch enterprises in park is RMB 10,000/m2(gross floor area) (Time limit for such preferential price is 1 year, which is from November 28, 2011 until November 27, 2012). The unit price of building property to be purchased by the first-batch enterprises after the said time limit and to be purchased by the second-batch enterprises will be determined by referring to the market price.

3.              Basic Information of the Building Property Purchased by Party B

3.1       The building property for industrial usage purchased by Party B is located in Building 6A-2of National Geographic Information Technology Industry Park, Shunyi District, Beijing.

3.2       The purpose of this building property shall be: the office building for information industry, scientific research, design and financing, with gross floor area of12822.62m2, frame-shear wall structure, and standard floor height of 4.2m, and with 9 ground floors and 1 underground floor.

The actual gross floor area of the building property shall be subject to the surveying and mapping result provided by Beijing Building Property Surveying and Mapping Department.

4.              Building Price and Payment Method

4.1       The contract price of the building property for industrial usage shall be determined based on the gross floor area and a preferential unit price of RMB 10,000/m2, and the total building price is RMB 128,226,200 (SAY one hundred twenty eight million two hundred twenty six thousand and two hundred Yuan).

4.2       Party B shall pay a down payment of RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan) which is 20% of the total building price to Party A within 5 working days as of the effective date of this Purchase Agreement.

Residual payment: Party B shall pay the balance according to the construction progress of the project.

4.2.1                     When the project is in the positive and negative zero stage of the main structure, Party B shall pay another 20% of the total building price, i.e. RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan).

4.2.2                     When constructing the fourth floor of the main structure above ground, Party B shall pay another 10% of the total building price, i.e. 12,822,620 (twelve million eight hundred twenty two thousand six hundred and twenty Yuan).

4.2.3                     When reaching the roof-sealing of the main structure, Party B shall pay another 20% of the total building price, i.e. RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan).

4.2.4                     When delivering the building property for usage, Party B shall pay another 30% of the total building price, i.e. RMB RMB 38,467,860 (thirty eight million four hundred sixty seven thousand eight hundred and sixty Yuan).

4.3       Bank Account

Beneficiary:

Account Number:

Bank’s Name:

5.              Force Majeure

If any Party fails to perform this Agreement due to the force majeure event, such Party may be partially or fully exempted from any liabilities to the extent that such failure is caused by the force majeure event; however, the non-performing Party affected by the force majeure should timely inform the other Party of such situation.

6.              Disputes Resolution

Any dispute arising from the performance of this Agreement should firstly be settled by the Parties through friendly negotiation; if the Parties could not reach any agreement on the dispute, either Party may file a lawsuit to the competent court.

7.              Miscellaneous

7.1       The enterprise in park should meet the following conditions:

7.1.1                     The enterprise in park should be geographic information enterprise, high-tech enterprise, scientific research institute, financing institute, intermediary agency, etc.;

7.1.2                     The registered address of the enterprise in park should be in Guomen Business District, and the enterprise in park should handle the tax registration formalities in Guomen Business District;

7.1.3                     The enterprise in park does not have bad credit record, or record of serious illegal behavior; and

7.1.4                     Obtain Party A’s prior consent and obtain final approval from National Administration of Surveying, Mapping and Geo-information.

7.2       If Party B purchases this building property at the preferential unit price as agreed herein, Party B must not transfer this building property to any third party (excluding the affiliated company of Party B) within 3 years as of the day when obtaining the Building Property Ownership Certificate. If Party B requires transferring the building property within the said 3 years, Party B must obtain Party A’s prior written consent.

7.3       Party B may transfer the building property to the third party 3 years after the day when it obtains the Building Property Ownership Certificate, provided that, the transferee should meet all the conditions of the enterprise in park as provided in this Agreement, and be subject to the check and verification by Party A.

7.4       The conditions for delivering the building property shall be subject to relevant national inspection and acceptance standards.

7.5      If Party B needs financing, Party A may coordinate relevant financial institutes to provide financial supports to Party B, provided Party B meets relevant requirements or qualifications required for such financing.

7.6       Any tax arising from the performance of this Agreement shall be borne respectively by each Party at its own cost according to relevant laws and regulations.

7.7       Based on the area of the building property for industrial usage purchased by Party B, Party B is entitled to purchase the supporting apartment and dormitory at preferential unit price of no more than RMB 8,000/m2(gross floor area) (The total areas of the supporting apartment and dormitory shall be 10% of the area of the building property for industrial usage).

7.8       The building property management fee will be charged by reference to the charging standard of the similar industrial park.

8.              This Agreement will take into effect upon being signed and stamped by the Parties and will terminate upon a formal building property transfer agreement being signed by the Parties.

9.              The Parties may conclude a supplementary agreement on any other issues which are not covered herein.

10.       This Agreement is signed in two originals with the same legal effect and for each Party to hold one original.

Annex:

Floor Plan of the Planning and Architectural Design of National Geographic Information Technology Industry Park and the Location of the Building Property for Industrial Usage Purchased by Party B

Party A (Seal):		Party B (Seal):
National Geographic Information Technology Industry Park Group Co., Ltd.		AutoNavi Software Co., Ltd.
Legal Representative:		Legal Representative:
Authorized Representative:	/s/ Chen Jun	Authorized Representative:	/s/ Gao Jie
Date: August 16, 2012		Date: July 31, 2012
Place for Signing: Beijing		Place for Signing:

Material Terms of Purchase Agreement for Building Property for Industrial Usage Located in “National Geographic Information Technology Industry Park”

On August 16, 2012, we entered into two purchase agreements for building property for industrial usage located in “National Geographic Information Technology Industry Park” to purchase a sum of 27,030.38 m2 of office space in the National Geographic Information Technology Industry Park. Save for differences in terms of location, floor area and price of the relevant properties, other main terms of these 2 purchase agreements are identical. The payment methods of the two purchase agreements, in terms of the payment schedules and the proportions of the installment payments at various stages relative to the total building purchase prices, are the same. Please see below the material terms that are different in the other purchase agreement for building property for industrial usage located in “National Geographic Information Technology Industry Park”:

Signed by	Article 3 Basic Information of the Building Property Purchased by Party B	Article 4 Building Price and Payment Method
AutoNavi Information Technology Co., Ltd.	1) The property is located at: Building 6A-1 of National Geographic Information Technology Industry Park, Shunyi District, Beijing. 2) The property covers a gross floor area of 14,207.76 m2.	Based on internal floor area and a preferential unit price of RMB10,000 per m2, the total purchase price of the property is RMB142,077,600.

Supplementary Agreement to the “Purchase Agreement for Building Property for Industrial Usage Located in National Geographic Information Technology Industry Park”

Seller (Party A): National Geographic Information Technology Industry Park Group Co., Ltd. (hereinafter “Party A”)

Postal Address: Room 2020, 1st Floor, Airport East Road 2, Guomen Business District, Shunyi District, Beijing

Registration Number of Business License: 110000013464847

Legal Representative: Cai Bo

Authorized Representative: Chen Jun

Tel: 010-65538502

Purchaser (Party B): AutoNavi Software Co., Ltd. (hereinafter “Party B”)

Legal Representative: Hou Jun

Nationality: Chinese

Registration Number of Business License: 110000003277298

Postal Address: 16th Floor, Building A, Focus Square, 6 East Futong Avenue, Wangjing, Chaoyang District

Authorized Representative: Gao Jie

Tel/Mobile: 84107100/13901363555

Preamble

Whereas

1.              National Geographic Information Technology Industry Park is launched and built jointly by Ministry of Land and Resources of People’s Republic of China, National Administration of Surveying, Mapping and Geo-information, Beijing Municipal Government and Shunyi District Government, which is already listed in the 12th Five-year Plans of Ministry of Land and Resources of People’s Republic of China and Beijing Municipal Government, “Beijing Major Construction Projects of 2011” and “Beijing Major Projects Boosting Domestic Demand and Enjoying Greenlight on Approval.” The project planning has been approved by Beijing Municipal Government. All required legal formalities and the construction are being handled or carried out simultaneously.

2.              Party A is the developer and seller of the building property for industrial usage located in National Geographic Information Technology Industry Park. Party B is a geographic information and technology industry enterprise which intends to purchase the building property for industrial usage located in National Geographic Information Technology Industry Park and to be located in the park after the construction of the building property for industrial usage is completed and delivered for usage.

Confidential

3.              The Parties have conducted necessary negotiations in regards to Party B’s purchase of the building property for industrial usage located in National Geographic Information Technology Industry Park as well as the terms and conditions of the Purchase Agreement related thereto. In accordance with the Contract Law of the People’s Republic of China, the Urban Real Estate Administration Law of the People’s Republic of China and other relevant laws and regulations, the Parties hereby reach the following supplementary agreement in regards to the issues which are not covered by the Purchase Agreement.

1.              Basic Information of the Project and the Nature of the Land

The Parties agree that the land occupied by the building property of Geographic Information Park is used for scientific research and design (land by granting), and the usage term is 50 years.

Party A shall successively provide to Party B the Planning Permit on Land for Construction, the Planning Permit on the Construction Project, the Construction Permit on the Construction Project, the State-owned Land Use Certificate and other required certificates in relation to the building property for industrial usage promptly upon obtaining such certificates or permits. Party A shall provide the State-owned Land Use Certificate no later than September 30, 2013 and shall provide other required certificates or permits no later than December 31, 2014.

If Party A’s failure to meet the agreed time schedule to provide relevant certificates or permits exceeds 90 days, then Party B is entitled to terminate the Purchase Agreement and this Supplementary Agreement.

2.              Basic Information of the Building Property Purchased by Party B

The building property for industrial usage (which is developed by Party A) purchased by Party B is located in Building 6A-2 of National Geographic Information Technology Industry Park, Guomen Business District, Shunyi District, Beijing.

The gross floor area of the said building property purchased by Party B is temporarily set at 12822.62m2, among which, the ground floor area is temporarily set at 9972.52m2 and the underground floor area is temporarily set at 2850.1m2.

The building property has frame-shear wall structure, its standard floor height is 4.2m, and has 9 ground floors and 1 underground floor.

The actual gross floor area of the building property shall be subject to the actual-area measurement report provided by a qualified Building Property Surveying and Mapping Department. According to the actual-area measurement report provided by the qualified Building Property Surveying and Mapping Department, if there is any difference between the actual area and the area prescribed hereunder, the Parties agree to settle the building price according to the actual area, to return the overpayment or to make up for the insufficient payment. However, if the absolute value of error of the total gross floor area exceeds 5% or if the absolute value of error of the underground floor area exceeds 5%, Party B is entitled to return the building.

If the said difference is caused by the engineering change as agreed by the Parties in writing, where and if the Parties determine not to terminate the Purchase Agreement, they shall sign a supplementary agreement in regards thereto.

3.              Deadline for Building Delivery

Party A shall deliver the building property to Party B for decoration and usage before April 30, 2014. When it is available to handle the ownership formalities for the building property in the industrial park, Party A shall provide Party B with the actual area measurement report and Beijing Construction Project Completion and Acceptance Registration Form which it has obtained according to relevant national and local laws and regulations.

Party A agrees that if it delays the delivery of the building property purchased by Party B for over 90 days (inclusive), Party B is entitled to terminate the Purchase Agreement and this Supplementary Agreement.

4.              Standard for Decoration and Equipment

The standard of the decoration and equipment inside the building property at the delivery by Party A shall conform to the standard as agreed by the Parties in Annex 1.

5.              Supply and Usage of the Infrastructure

Party A commits to provide the following facilities and supporting public facilities which are directly connected with the normal usage of the building property herein according to the following time schedules:

(1)   Tap water- available for use at the delivery of the building property.

(2)         Electricity-available for use at the delivery of the building property; the distribution capacity of the building could satisfy Party B’s requirement for normal usage (including that the power facilities could satisfy Party B’s requirement for decoration), among other things, the distribution capacity of Building 6A-2 purchased by Party B should not be lower than 820KW, and the total distribution capacities of Building 6A-2 and Building 6A-1 purchased by Party B’s affiliate-AutoNavi Information Technology Co., Ltd.(“AutoNavi Information”) should not be lower than 2700KW.

(3)         Air-conditioning-available for use before Party B moves into the building property for business operation.

(4)         Heating-available for use before Party B moves into the building property for business operation.

(5)         Communication facilities-shall be laid in the building and available for use before Party B moves into the building property for business operation.

(6)         Lift- available for safe use at the delivery of the building property.

Other facilities should be put into use and meet Party B’s requirement on normal usage at the delivery of the building property.

After Party B starts to do the decoration and before it completes, if Party A intends to do some improvements on the abovementioned facilities, Party A should consult with Party B in advance and should not materially affects Party B’s decoration and debugging. After Party B completes the decoration work, if Party A still intends to do some improvements on the abovementioned facilities, Party A should ensure such improvement activity will not affect Party B’s normal business operation and normal usage of the building property.

6.              Planning and Engineering Change

6.1       The Parties agree that Party A will provide the floor plan of the building property purchased by Party B to Party B before the construction commences and Party B will participate in the design work. Party B has the right to raise its special requirements to the design institute for its comprehensive consideration; however, Party B’s requirement should not go against relevant national prohibitive regulations and industrial prohibitive norms, nor should it increase the construction cost (compared with the cost quoted in the original design document provided by the design institute).

6.2       Where Party B is involved in the design work and if the construction progress is affected by the engineering change which results in any delay of the building delivery, under such situation Party A should not undertake any liability for such delay.

6.3       Party A commits that after Party B confirms the building floor plan, it will not make any major engineer change or planning change without obtaining Party B’s written consent; otherwise, Party B is entitled to return the building. If Party B chooses not to return the building, it shall conclude a supplementary agreement with Party A in regards thereto.

7.              Building Delivery

When the building property is available for delivery and decoration work, Party A should inform Party B in writing of handling relevant delivery formalities. When the Parties are handling the building delivery and acceptance formalities, Party A shall provide building property user’s manual and related technical drawings, as well as shall sign the building delivery receipt. Party A shall provide other documents according to the terms and conditions as agreed herein.

8.              Building Property Ownership Certificate

Party A shall handle and complete all the formalities required for obtaining the Building Property Ownership Certificate for the building property purchased by Party B within 3 years as of the building delivery date (i.e. April 30, 2014) as provided in Article 3 above. Party B shall provide relevant documents necessarily required for facilitating the completion of the handling of such formalities within 15 days after receiving Party A’s written notice on such formalities.

Party A agrees that if Party A’s failure to obtain the Building Property Ownership Certificate for the building property purchased by Party B on schedule exceeds 90 days (inclusive) due to Party A’s reason, Party B is entitled to terminate the Purchase Agreement and this Supplementary Agreement.

9.              Payment

9.1       Party B shall pay the building price according to the following method and schedule.

9.2       The contract price of the building property for industrial usage shall be determined based on the gross floor area and a preferential unit price of RMB 10,000/m2, and the total building price is RMB 128,226,200 (one hundred twenty eight million two hundred twenty six thousand and two hundred Yuan).

9.3       Party B shall pay a down payment of RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan) which is 20% of the total building price to Party A within 15 working days after the Purchase Agreement and this Supplementary Agreement come into effect.

9.4       Residual payment: Party B shall pay the balance according to the construction progress of the project.

(1)         When the project is in the positive and negative zero stage of the main structure, Party B shall pay 20% of the total building price, i.e. RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan) within 15 working days after receiving Party A’s payment notice.

(2)         When constructing the fourth floor of the main structure above ground, Party B shall pay 10% of the total building price, i.e. 12,822,620 (twelve million eight hundred twenty two thousand six hundred and twenty Yuan) within 15 working days after receiving Party A’s payment notice.

(3)         When reaching the roof-sealing of the main structure, Party B shall pay 20% of the total building price, i.e. RMB 25,645,240 (twenty five million six hundred forty five thousand two hundred and forty Yuan) within 15 working days after receiving Party A’s payment notice.

(4)         When delivering the building property for usage, Party B shall pay 30% of the total building price, i.e. RMB 38,467,860 (thirty eight million four hundred sixty seven thousand eight hundred and sixty Yuan) within 15 working days after receiving Party A’s payment notice.

If Party B defaults in any of the above payments for more than 90 days, Party A is entitled to terminate the Purchase Agreement and this Supplementary Agreement.

10.       Party A’s Warranty

10.1 Party A warrants that it will deliver the building property, obtain the Building Property Ownership Certificate, and provide other relevant documents according to the time schedules as agreed herein.

10.2 The project land and the building property for industrial usage thereon have not been involved in any legal disputes, debt disputes or outstanding payments. If Party B could not obtain the rights and interests of the building property for industrial usage it purchases due to Party A’s reason, Party A shall undertake all the liabilities arising therefrom.

11.       Exclusive Use of the Building Property and Common Use of Public Facilities and Equipment

Party A hereby confirms that after delivering the building property to Party B for use, Party B, as the owner of the building property it purchases, is entitled to exclusively use the whole building and its public area where such building property is located and is entitled to use the public facilities and equipment inside National Geographic Information Technology Industry Park jointly with other owners in park.

12.       Quality Warranty Responsibility

As of the building delivery day, Party A shall undertake the quality warranty responsibility according to the scope and period as provided in the Building Property Quality Warranty Letter. Party A warrants that the warranty scope and period should not be less than the statutory warranty scope and period as provided by relevant laws and regulations.

13.       Liability for Breach of Contract

13.1 The defaulting Party should undertake corresponding liabilities for breach of contract.

13.2 If Party B terminates the agreement, Party A shall refund to Party B all the payments paid by Party B and the interests accrued thereon calculating from each actual payment day and at current-deposit interest rate of the same term published by People’s Bank of China within 30 days after receiving Party B’s termination notice.

13.3 If Party A terminates the agreement according to Article 9.4 of this Supplementary Agreement, Party A is entitled to withdraw the building property purchased by Party B promptly after Party B receiving Party A’s termination notice, and Party A is entitled to dispose of the building property at its own discretion. Party A shall refund to Party B all the payments paid by Party B within 30 days after Party B receiving Party A’s termination notice. If Party B has already moved into the building property before Party A’s termination, Party B shall move out of the building property unconditionally and return the building property to Party A within 30 days after receiving Party A’s termination notice. Party B shall solely bear all the decoration losses and other losses arising therefrom.

14.       Miscellaneous

14.1 The Parties agree that the down payment shall be paid within 15 working days after this Supplementary Agreement comes into effect.

14.2 Party A and Party B signed a Purchase Agreement on November 25, 2011 in regards to purchasing Building 6A-1 and Building 6A-2 located in National Geographic Information Technology Industry Park. Upon consultations among Party A, Party B and AutoNavi Information Technology Co., Ltd., the three parties agree that AutoNavi Information Technology Co., Ltd. and Party B will respectively purchase Building 6A-1 and Building 6A-2. AutoNavi Information Technology Co., Ltd. and Party B shall respectively conclude relevant supplementary agreements in regards thereto with Party A; and on execution date of this Supplementary Agreement, Party B and AutoNavi Software Co., Ltd. shall respectively re-sign the Purchase Agreement with Party A to respectively subscribe Building 6A-1 and Building 6A-2. After the two newly-signed Purchase Agreements come into effect and based on the forgoing principle, the original Purchase Agreement signed by and between Party A and AutoNavi Software Co., Ltd. on November 25, 2011 shall be invalidated. Party A and Party B agree that both Parties shall perform the their obligations in regards to the purchase of Building 6A-2 according to this Supplementary Agreement and the newly-signed Purchase Agreement on the execution date of this Supplementary Agreement. The Purchase Agreement as mentioned below shall refer to the newly-signed Purchase Agreement on the execution date of this Supplementary Agreement.

14.3 Any Party who fails to perform its obligations under the Purchase Agreement and/or this Supplementary Agreement should undertake corresponding liabilities for breach of contract according to the law and the signed agreements.

14.4 The Parties may conclude a supplementary agreement on the issues which are not covered herein and such supplementary agreement shall be an annex to the Purchase Agreement and this Supplementary Agreement.

14.5 This Supplementary Agreement and its annexes shall constitute an integral part of the Purchase Agreement, which shall have the same legal effect. If there is any difference between the Purchase Agreement and this Supplementary Agreement, this Supplementary Agreement shall prevail.

14.6 The dispute resolution mechanism as agreed in the Purchase Agreement shall apply to this Supplementary Agreement.

14.7 This Supplementary Agreement (including its annexes) has 8 pages and is signed in 2 originals which shall have the same legal effect, for each Party to hold 1 original copy.

14.8 This Supplementary Agreement is signed on the execution date of the Purchase Agreement between Party A and Party B and shall come into effect at the same time with the Purchase Agreement.

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Signature Page of the Supplementary Agreement to the Purchase Agreement

Party A (Seal):
National Geographic Information Technology Industry Park Group Co., Ltd.
Legal Representative or Authorized Representative:	/s/ Chen Jun
Date: August 16, 2012
Place for Signing: Beijing

Party B (Seal):
AutoNavi Software Co., Ltd.
Legal Representative or Authorized Representative:	/s/ Gao Jie
Date: July 31, 2012
Place for Signing: Beijing

Annex 1 Standard of the Decoration and Equipment

Structure: cast-in-place reinforced concrete frame-shear wall structure

External wall: stone and glass curtain wall

Lift: Mitsubishi or similar brand

Indoor (above ground):

1.     Window: hollow bridge-cut-off aluminum alloy window

2.     Interior wall: cement mortar plastering

3.     Floor: concrete floor

4.     Washroom: roughcast

5.     Electricity: dual-route power supply

6.     Heating: direct-fired-machine heating

7.     Air-conditioning: direct-fired-machine cooling

Indoor (underground)

1.     Interior wall: cement mortar plastering

2.     Floor: cement plastering

3.     Washroom: roughcast

Material Terms of Supplementary Agreement to the “Purchase Agreement for Building Property for Industrial Usage Located in National Geographic Information Technology Industry Park”

On August 16, 2012, we entered into two supplementary agreements to the “purchase agreements for building property for industrial usage located in National Geographic Information Technology Industry Park” to purchase a sum of 27,030.38 m2 of office space in the National Geographic Information Technology Industry Park. Save for differences in terms of location, floor area, price of the relevant properties and supply of electricity, other main terms of these 2 supplementary agreements are identical. The payment methods of the two supplementary agreements, in terms of the payment schedules and the proportions of the installment payments at various stages relative to the total building purchase prices, are the same. Please see below the material terms that are different in the other supplementary agreement to the “purchase agreement for building property for industrial usage located in National Geographic Information Technology Industry Park”:

Signed by	Article 2 Basic Information of the Building Property Purchased by Party B	Article 5 Supply and Usage of the Infrastructure	Article 9 Payment

AutoNavi Information Technology Co., Ltd.	1) The property is located at: Building 6A-1 of National Geographic Information Technology Industry Park, Shunyi District, Beijing.	Party A commits that the electricity distribution capacity of Building 6A-1 should not be lower than 1880KW	Based on internal floor area and a preferential unit price of RMB10,000 per m2, the total purchase price of the property is RMB142,077,600.

2) The property covers a gross floor area of 14,207.76 m2; the ground floor area is 11055 m2; the underground floor area is 3152.76 m2.